Exhibit 99.6

FORM OF
EUROSEAS LTD.
 NOMINEE HOLDER CERTIFICATION
The undersigned, a broker, dealer, bank, or other nominee holder of rights (the "Subscription Rights") to purchase shares of common stock, par value $0.03 per share ("Common Stock"), of Euroseas Ltd. ("Euroseas"), pursuant to the Rights Offering described and provided for in the prospectus dated August 11, 2015 (the "Prospectus"), hereby certifies to Euroseas, to American Stock Transfer & Trust Company, LLC, as Subscription Agent for the Rights Offering, and to D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, as information agent for the Rights Offering that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus), (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Oversubscription Privilege (as defined in the Prospectus), listing separately below the number of shares owned on the record date, the number of shares subscribed for pursuant to Basic Subscription Rights and the number of shares subscribed for pursuant to the Oversubscription Privilege for each beneficial owner (without identifying any such beneficial owner), and (2) with respect to the exercise of the Oversubscription Privilege described in (2) above, each such beneficial owner's Basic Subscription Right has been exercised in full:
Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Oversubscription Privilege Exercised

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Broker, Dealer, Bank or Other Nominee

By:
Name:
Title:

Provide the following information, if applicable:
Depository Trust Company ("DTC") Participant Number: _______________
Participant

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s):  _______________